ITEX Corporation Announces Results of Annual Meeting

Re-election of Board members

ITEX Confirms Receipt of Unsolicited Highly Conditional Expression of Interest

Bellevue, WA - December 14, 2007, ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced the results of its annual meeting of stockholders held today at its headquarters in Bellevue, Washington. The election of directors was the only item of business acted upon at the meeting. For the second consecutive year, there were no votes AGAINST the election of any member of the Board. This was the first year ITEX furnished proxy materials to its stockholders over the Internet, using the notice and access method.

The Board members are:

Steven White of Bellevue, Washington. CEO of ITEX Corporation.
Eric Best of Seattle, Washington. CEO of Mercent Corporation.
John Wade of San Francisco, California. former CFO of Aptimus, Inc.

Steven White, Chairman and CEO stated, “The Board is pleased to be re-elected for another year. ITEX has made excellent progress since our tenure began in early 2003 and we plan to continue that trend with solid growth in 2008. We will continue to work diligently to create increased value for our member base, broker network, and stockholders.”

Share Exchange Proposal

ITEX today confirmed that on December 12, 2007, it had received an unsolicited, highly conditional expression of interest from Western Sizzlin Corporation (“Western Sizzlin”), stating their intention to commence a registered exchange offer for all of the outstanding shares of ITEX Corporation. The expression of interest will be carefully evaluated by the Board of Directors and its advisors.

On December 13, 2007, Steven White, ITEX Chairman and CEO, responded by telephone to Sardar Biglari, Chairman and CEO of Western Sizzlin, and communicated his initial view that the expression of interest significantly undervalued ITEX and the terms and price were unacceptable.

About ITEX

ITEX, The Membership Trading CommunitySM, is a thriving community of member businesses buying and selling more than $270 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, a leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, Washington.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

For more information, please visit www.itex.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of December 14, 2007, and ITEX undertakes no duty to update this information.